Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: www.nvsos.gov

                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Flex Capital Corporation

2. Resident Agent             American Corporate Register Inc.
   Name and Street            Name
   Address:
  (must Street be a
   Nevada address where          Address                             City                     Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.00001     without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Qing Feng Lu
   of Board of                   Name
   Directors/Trustees:           Rm 1707 Unit C, 17th Flr. Zhong      Guangzhou      China       510031
   (attach additional page       Shan Wu Road.
                                  Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

                              3.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)

6. Names, Address             Flex Capital Corporation                                  /s/ Qing Feng Lu
   and Signature of           Name                                                     Signature   Qing Feng Lu
   Incorporator.
   (attach additional page    Rm 1707 Unit C, 17th Flr.      Guangzhou   China        510031
   if there is more than 1    Zhong Shan Wu Road               City      State      Zip Code
   incorporator).              Address

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Qing Feng Lu                                              October 27, 2009
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

</TEXT>
</DOCUMENT>